Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F3 of Betterware de México, S.A.P.I. de C.V. of our report related to financial statements of Dart México, S.A. de C.V. dated June 30, 2026 relating to the financial statements, which appears in this Form.

/s/ ORBE OBPO, S.DE R.L de C.V.

Mexico City, Mexico

August 12, 2026